Exhibit 32
Certification Accompanying Periodic Report
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
(18 U.S.C. ss. 1350)
The undersigned, Eric Claus, President and Chief Executive Officer of The Great Atlantic & Pacific Tea Company, Inc. (‘‘Company’’), and Brenda M. Galgano, Senior Vice President, Chief Financial Officer of the Company, each hereby certifies that (1) the Annual Report of the Company on Form 10-K for the period ended February 23, 2008 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (2) the information contained in the Report fairly presents, in all material respects, the financial condition and the results of operations of the Company.

Dated: May 8, 2008	/s/ Eric Claus
Eric Claus
President
and Chief Executive Officer

Dated: May 8, 2008	/s/ Brenda M. Galgano
Brenda M. Galgano
Senior Vice President,
Chief Financial Officer

32